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(GOODWIN | PROCTER LOGO)         Goodwin Procter LLP         T: 617.570.1000
                                 Counsellors at Law          F: 617.523.1231
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                                 Boston, MA 02109





April 26, 2007



Calamos Advisors Trust
2020 Calamos Court
Naperville, IL 60563

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 9 to Securities Act Registration No. 333-72511 and Amendment No. 11 to Investment Company Act File No. 811-09237 (together, the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") of Calamos Advisors Trust (formerly, Calamos Insurance Trust), a Massachusetts business trust (the "Registrant"), to our opinion with respect to the legality of the shares of the Registrant representing interests in the Calamos Growth and Income Portfolio (formerly, Calamos Convertible Portfolio), which opinion was filed as an exhibit to Post-Effective Amendment No. 8 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ GOODWINPROCTER LLP

GOODWINPROCTER.COM


PHN/ses